Exhibit 99.1

NEWS RELEASE Release No.

414 Union Street, Suite 2000 Nashville, TN 37219-1711 615.986.5600 Fax: 615.986.5666	Contact: Mary Cohn (Media Relations) 615-986-5886 Mike Kinney / Becky Barckley (Investor Relations) 615-986-5600

FOR RELEASE AT 8:00 A.M. (EST) THURSDAY, FEBRUARY 10, 2010

LP Reports Fourth Quarter and Year End 2010 Results

Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today results for the fourth quarter and year ended December 2010, which included the following:

•	Total sales for the fourth quarter of $316 million were up 14 percent versus a year ago and up 30 percent for the full year at $1.4 billion.

•	Losses from continuing operations were $2 million, or $0.02 per diluted share, for the fourth quarter of 2010 and $32 million, or $0.25 per diluted share for the year.

•	Adjusted loss (non-GAAP) from continuing operations was $16 million, or $0.12 per diluted share for the fourth quarter and $25 million for the full year, or $0.20 per diluted share.

•	Adjusted EBITDA from continuing operations for the fourth quarter was $0.2 million and $82 for the full year.

“LP recorded positive adjusted EBITDA in the fourth quarter, a testament to our operational improvements and outstanding execution by our sales force,” said Chief Executive Officer Rick Frost. “While we have not yet seen much improvement in housing starts, we have been able to take advantage of the improving repair and remodel market, international opportunities and strengthening siding sales.”

FOURTH QUARTER RESULTS

For the quarter ended December 31, 2010, LP reported net sales of $316 million, up from $277 million in the fourth quarter of 2009. For the fourth quarter, the company reported a loss from operations of $18 million as compared to a loss in the fourth quarter of 2009 of $51 million. Adjusted EBITDA from continuing operations for the fourth quarter of 2010 was $0.2 million compared to a loss of $20 million in the fourth quarter of 2009.

For the fourth quarter of 2010, LP reported a loss from continuing operations of $2 million, or $0.02 per diluted share, compared to a loss from continuing operations of $47 million, or $0.37 per diluted share, for the fourth quarter of 2009.

LP — Page 1 of 9

YEAR END RESULTS

For the year ended December 31, 2010, LP reported net sales of $1.4 billion, up from $1.1 billion in 2009. For the year ended 2010, the company reported a loss from operations of $8 million as compared to a loss in 2009 of $133 million. Adjusted EBITDA from continuing operations for the year was income of $82 million compared to a loss of $44 million for 2009.

For 2010, LP reported a loss from continuing operations of $32 million, or $0.25 per diluted share, as compared to a loss of $117 million, or $1.06 per diluted share, for 2009.

ORIENTED STRAND BOARD (OSB) SEGMENT

LP’s OSB segment manufactures and distributes OSB structural panel products. LP is currently operating eight facilities and has indefinitely curtailed two other facilities due to market conditions. The OSB segment reported net sales for the fourth quarter of 2010 of $127 million, up 11 percent compared with $114 million of net sales in the fourth quarter of 2009. For the fourth quarter of 2010, the OSB segment reported an operating loss of $13 million compared with an operating loss of $17 million in the fourth quarter of 2009. For the fourth quarter, adjusted EBITDA from continuing operations for this segment was a loss of $3 million compared to the fourth quarter of 2009 loss of $8 million. For the fourth quarter of 2010 as compared to the fourth quarter of 2009, sales volumes were up 6 percent and sales price increased by 4 percent. The increase in sales price accounted for approximately a $4 million increase in both operating results and adjusted EBITDA from continuing operations. Slightly offsetting the improvement in operating results was the increase in our Canadian dollar denominated manufacturing costs due to the strengthening of the Canadian dollar and certain costs associated with our joint venture.

For the full year, OSB reported sales of $603 million, up 47 percent from the prior year and had operating income of $26 million compared to an operating loss of $65 million in 2009. Adjusted EBITDA for 2010 was $64 million compared to a loss of $29 million in 2009.

SIDING SEGMENT

LP’s Siding segment consists of SmartSide siding as well as LP’s prefinished Canexel siding line. These products are used in new construction as well as in the repair and remodeling markets. The Siding segment reported net sales of $103 million in the fourth quarter of 2010, a increase of 18 percent from $87 million in the year-ago fourth quarter. For the fourth quarter of 2010, the Siding segment reported operating income of $12 million compared to $5 million in the year-ago quarter. For the fourth quarter, LP reported $16 million in adjusted EBITDA from continuing operations, an increase of $7 million as compared to the fourth quarter of 2009.

For the full year, Siding reported sales of $428 million, up 13 percent from the prior year and had operating income of $51 million compared to $29 million in 2009. Adjusted EBITDA for 2010 was $70 million compared to $48 million in 2009.

LP — Page 2 of 9

ENGINEERED WOOD PRODUCTS SEGMENT (EWP)

The EWP segment is comprised of I-Joist (IJ), Laminated Veneer Lumber and Laminated Strand Lumber (LVL and LSL). EWP segment sales in the fourth quarter of 2010 totaled $49 million, up 11 percent from $44 million in the year-ago quarter. Operating losses decreased 40 percent to $6 million for the fourth quarter of 2010 from $9 million for the fourth quarter of 2009. For the fourth quarter, LP reported a loss of $2 million in adjusted EBITDA from continuing operations in this segment, an improvement of $4 million as compared to fourth quarter of 2009.

For the full year, EWP reported sales of $192 million, up 22 percent from the prior year and an operating loss of $21 million compared to an operating loss of $33 million in 2009. Adjusted EBITDA for 2010 was a loss of $8 million compared to a loss of $20 million in 2009.

COMPANY OUTLOOK

Frost concluded, “Looking into 2011, we see housing starts improving by 15-20% and anticipate continued recovery of repair and remodeling activity. As an organization, we will remain agile to respond to changes in the demand as the year progresses.”

About LP

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers. Visit LP’s web site at www.lpcorp.com for additional information on the company as well as a reconciliation of non-GAAP results.

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FORWARD LOOKING STATEMENTS

This news release contains statements concerning Louisiana-Pacific Corporation’s (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company’s products, and prices for structural products; the availability, cost and other terms of capital; the efficiency and consequences of operations improvement initiatives and cash conservation measures; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings.

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LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

FINANCIAL AND QUARTERLY DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net sales	$316.2	$276.6	$1,383.6	$1,061.0

Loss from operations	$(18.0)	$(50.5)	$(7.6)	$(133.3)

Loss before income taxes and equity in loss of unconsolidated affiliates	$(7.6)	$(62.2)	$(47.9)	$(169.5)

Loss from continuing operations excluding (gain) loss on sale or impairment of long-lived assets, other operating credits and charges, net; gain (loss) on early debt extinguishment realized gain on sale of long term investments and other than temporary investment impairment	$(15.5)	$(39.7)	$(25.3)	$(114.6)

Loss from continuing operations	$(2.4)	$(46.5)	$(32.2)	$(116.5)

Net loss attributable to LP	$(6.8)	$(48.8)	$(39.0)	$(120.9)

Net loss per share - basic and diluted	$(0.05)	$(0.39)	$(0.30)	$(1.11)

Average shares outstanding (in millions) Basic and diluted	132.2	124.4	129.1	108.5

Calculation of loss from continuing operations excluding (gain) loss on sale or impairment of long-lived assets, and other operating credits and charges, net, (gain) loss on early debt extinguishment, realized gain on sale of long term investments and other than temporary investment impairment:

Loss from continuing operations	$(2.4)	$(46.5)	$(32.2)	$(116.5)

Other than temporary investment impairment	—	0.2	17.0	2.0
Realized gain on sale of long term investments	(19.0)	(18.7)	(19.0)	(18.7)
(Gain) loss on early extinguishment of debt	—	21.1	—	20.7
(Gain) loss on sale or impairment of long-lived assets	0.3	(0.4)	2.4	(2.5)
Other operating credits and charges, net	(2.7)	8.9	0.1	1.6

	(21.4)	11.1	0.5	3.1
Provision (benefit) for income taxes on above items (1)	8.3	(4.3)	6.4	(1.2)

	(13.1)	6.8	6.9	1.9
	$(15.5)	$(39.7)	$(25.3)	$(114.6)

Per share - basic and diluted	$(0.12)	$(0.32)	$(0.20)	$(1.06)

(1)	Calculated based upon marginal tax rate of 38.7% and excluding other than temporary impairment associated with equity investment.

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CONDENSED CONSOLIDATED STATEMENTS OF INCOME

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Net sales	$316.2	$276.6	$1,383.6	$1,061.0

Operating costs and expenses:
Cost of sales	284.4	266.4	1,187.9	999.3
Depreciation, amortization and cost of timber harvested	20.5	19.8	82.0	80.0
Selling and administrative	31.7	32.4	118.8	115.9
(Gain) loss on sale or impairment of long-lived assets	0.3	(0.4)	2.4	(2.5)
Other operating credits and charges, net	(2.7)	8.9	0.1	1.6

Total operating costs and expenses	334.2	327.1	1,391.2	1,194.3

Loss from operations	(18.0)	(50.5)	(7.6)	(133.3)

Non-operating income (expense):
Foreign currency exchange gain (loss)	1.2	3.1	2.2	13.4
Gain (loss) on early debt extinguishment	—	(21.1)	—	(20.7)
Other than temporary investment impairment	—	(0.2)	(17.0)	(2.0)
Realized gain on long term investments	19.0	18.7	19.0	18.7
Interest expense, net of capitalized interest	(14.1)	(18.8)	(63.9)	(74.6)
Investment income	4.3	6.6	19.4	29.0

Total non-operating income (expense)	10.4	(11.7)	(40.3)	(36.2)

Loss before taxes and equity in loss of unconsolidated affiliates	(7.6)	(62.2)	(47.9)	(169.5)
Benefit for income taxes	(8.1)	(17.6)	(22.1)	(63.4)
Equity in loss of unconsolidated affiliates	2.9	1.9	6.4	10.4

Loss from continuing operations	(2.4)	(46.5)	(32.2)	(116.5)

Discontinued operations:
Loss from discontinued operations before income taxes	(6.8)	(3.8)	(10.4)	(8.6)
Income tax benefit	(2.6)	(1.4)	(4.0)	(3.3)

Loss from discontinued operations	(4.2)	(2.4)	(6.4)	(5.3)

Net loss	(6.6)	(48.9)	(38.6)	(121.8)

Less: Net gain (loss) attributed to noncontrolling interest	0.2	(0.1)	0.4	(0.9)

Net loss attributed to Louisiana-Pacific Corporation	$(6.8)	$(48.8)	$(39.0)	$(120.9)

Loss per share of common stock (basic and diluted):
Loss from continuing operations	$(0.02)	$(0.37)	$(0.25)	$(1.06)
Loss from discontinued operations	(0.03)	(0.02)	(0.05)	(0.05)

Net loss per share	$(0.05)	$(0.39)	$(0.30)	$(1.11)

Average shares of stock outstanding - basic and diluted	132.2	124.4	129.1	108.5

LP — Page 5 of 9

CONDENSED CONSOLIDATED BALANCE SHEETS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	December 31, 2010	December 31, 2009
ASSETS
Cash and cash equivalents	$389.3	$394.1
Receivables, net	66.8	59.9
Income tax receivable	18.7	52.7
Inventories	151.9	140.4
Prepaid expenses and other current assets	5.6	6.2
Deferred income taxes	23.4	1.4
Current portion of notes receivable from asset sales	—	115.1
Assets held for sale	57.9	69.1

Total current assets	713.6	838.9

Timber and timberlands	46.8	50.6

Property, plant and equipment	2,112.5	2,081.1
Accumulated depreciation	(1,195.4)	(1,116.6)

Net property, plant and equipment	917.1	964.5
Notes receivable from asset sales	533.5	533.5
Long-term investments	15.4	26.3
Restricted cash	31.1	20.8
Investments in and advances to affiliates	110.0	138.5
Deferred debt costs	10.1	13.2
Other assets	27.1	26.6
Long term deferred tax asset	5.9	7.4

Total assets	$2,410.6	$2,620.3

LIABILITIES AND EQUITY
Current portion of long-term debt	$0.2	$60.3
Current portion of limited recourse notes payable	—	113.4
Short-term notes payable	—	0.4
Accounts payable and accrued liabilities	127.8	123.0
Current portion of contingency reserves	7.0	10.0

Total current liabilities	135.0	307.1

Long-term debt	714.5	706.3

Contingency reserves, excluding current portion	25.9	30.8
Other long-term liabilities	129.8	137.2
Deferred income taxes	164.8	164.3
Redeemable noncontrolling interest	22.8	21.1

Stockholders’ equity:
Common stock	144.8	139.7
Additional paid-in capital	559.4	562.4
Retained earnings	863.1	902.1
Treasury stock	(279.9)	(286.1)
Accumulated comprehensive loss	(69.6)	(64.6)

Total stockholders’ equity	1,217.8	1,253.5

Total liabilities and equity	$2,410.6	$2,620.3

LP — Page 6 of 9

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6.6)	$(48.9)	$(38.6)	$(121.8)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and cost of timber harvested	20.5	19.8	82.0	80.0
Loss from unconsolidated affiliates	2.9	1.9	6.4	10.4
(Gain) loss on sale or impairment of long-lived assets	(3.3)	(0.4)	(1.2)	(2.5)
Loss on early debt extinguishment	—	21.1	—	20.7
Realized gain on sale of long term investments	(19.0)	(18.7)	(19.0)	(18.7)
Other operating credits and charges, net	(3.8)	8.3	(1.9)	12.2
Exchange gain on remeasurement	0.5	(2.3)	0.9	(7.0)
Stock based compensation expense related to stock plans	1.8	1.5	8.8	7.4
Cash settlement of contingencies	(1.4)	(2.2)	(9.8)	(12.9)
Warranty reserves, net of payments	2.0	—	(3.4)	(0.9)
Other than temporary impairment on investments	—	0.2	16.9	2.0
Pension payments in excess of expense	10.2	(0.1)	4.9	6.6
Other adjustments, net	(3.4)	1.4	3.5	1.2
(Increase) decrease in receivables	18.6	23.3	(0.9)	(9.6)
(Increase) decrease in income tax receivable	(0.7)	(42.3)	34.0	33.1
Increase) decrease in inventories	(1.8)	14.2	(8.5)	57.2
Decrease in prepaid expenses	2.1	1.5	1.2	4.0
Increase in accounts payable and accrued liabilities	5.9	19.4	1.9	20.2
Increase (decrease) in deferred income taxes	(21.9)	30.0	(29.4)	(20.8)

Net cash provided by operating activities	2.6	27.7	47.8	60.8

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(2.0)	(2.9)	(14.5)	(9.6)
Proceeds from sale of assets	0.8	0.6	3.3	7.8
Investments and advances to joint ventures	(1.2)	(1.6)	4.9	(0.3)
Receipt of proceeds from notes receivable	—	20.0	115.1	20.0
Proceeds from sale of investments	21.8	27.4	21.8	50.3
(Increase) decrease in restricted cash under letters of credit/credit facility requirements	(15.4)	20.3	(10.3)	57.5
Other investing activities, net	—	(0.3)	—	(0.1)

Net cash provided by investing activities	4.0	63.5	120.3	125.6

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	—	39.2	—	320.5
Repayment of long-term debt	—	(169.2)	(173.7)	(318.8)
Payment of debt issuance fees	—	(0.3)	(0.1)	(15.8)
Net borrowings under revolving credit lines and short-term notes payable	—	(2.5)	(0.4)	(2.3)
Other financing activities, net	(0.1)	—	(0.1)	132.3

Net cash used in financing activities	(0.1)	(132.8)	(174.3)	115.9

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS:	0.6	(4.1)	1.4	(5.9)

Net increase (decrease) in cash and cash equivalents	7.1	(45.7)	(4.8)	296.4
Cash and cash equivalents at beginning of period	382.1	439.8	394.1	97.7

Cash and cash equivalents at end of period	$389.2	$394.1	$389.3	$394.1

LP — Page 7 of 9

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION

(Dollar amounts in millions) (Unaudited)

Dollar amounts in millions	Quarter Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Net sales:
OSB	$127.2	$114.4	$602.7	$408.8
Siding	102.8	87.3	427.8	379.4
Engineered Wood Products	49.2	44.2	192.0	157.7
Other	37.5	31.1	167.6	117.0
Less intersegment sales	(0.5)	(0.4)	(6.5)	(1.9)

	$316.2	$276.6	$1,383.6	$1,061.0

Operating profit (loss):
OSB	$(12.6)	$(16.7)	$25.8	$(65.1)
Siding	11.7	4.5	51.3	29.3
Engineered Wood Products	(5.5)	(9.1)	(21.3)	(33.1)
Other	1.5	(1.5)	6.1	0.8
Other operating credits and charges, net	2.7	(8.9)	(0.1)	(1.6)
Gain (loss) on sales of and impairment of long-lived assets	(0.3)	0.4	(2.4)	2.5
General corporate and other expenses, net	(18.4)	(21.1)	(73.4)	(76.5)
Foreign currency gain (losses)	1.2	3.1	2.2	13.4
Loss on early debt extinguishment	—	(21.1)	—	(20.7)
Other than temporary investment impairment	—	(0.2)	(17.0)	(2.0)
Realized gain on sale of long term investments	19.0	18.7	19.0	18.7
Investment income	4.3	6.6	19.4	29.0
Interest expense, net of capitalized interest	(14.1)	(18.8)	(63.9)	(74.6)

Loss from operations before taxes	(10.5)	(64.1)	(54.3)	(179.9)
Benefit for income taxes	(8.1)	(17.6)	(22.1)	(63.4)

Loss from continuing operations	$(2.4)	$(46.5)	$(32.2)	$(116.5)

LP — Page 8 of 9

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SUMMARY OF PRODUCTION VOLUMES

	Quarter Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Oriented strand board, million square feet 3/8” basis (1)	729	665	3,000	2,535

Oriented strand board, million square feet 3/8” basis (produced by wood-based siding mills)	53	52	207	206

Wood-based siding, million square feet 3/8” basis	181	167	756	707

Engineered I-Joist, million lineal feet (1)	11	14	66	60

Laminated veneer lumber (LVL) (1) and Laminated strand lumber (LSL), thousand cubic feet	1,351	1,032	5,859	5,541

(1)	Includes volumes produced by joint venture operations or under sales arrangements and sold to LP.

LP — Page 9 of 9